Exhibit 10bf
FIRST AMENDMENT
TO
BRUSH ENGINEERED MATERIALS INC.
AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION PLAN II
                 The Brush Engineered Materials Inc. Amended and Restated Executive Deferred Compensation Plan II (the “Plan”), adopted on July 29, 2008, is hereby amended in the following respects effective January 1, 2008.
1. Section 2.2 of the Plan is amended and restated as follows:
2.2 Annual Excess Compensation means for a Plan Year a Participant’s Base Salary for services performed during the Plan Year, performance compensation payable in the Plan Year under the Brush Engineered Materials Inc. and Subsidiaries Management Performance Compensation Plan, and incentive compensation payable in cash, cash equivalents, equity and equity-based amounts in the Plan Year under the Brush Engineered Materials Inc. and Subsidiaries Long-Term Incentive Plan, whether or not such compensation is reportable on Form W-2 for the Plan Year, but only to the extent that such compensation exceeds the limit imposed on compensation taken into account under the Brush Engineered Materials Inc. Savings and Investment Plan by reason of Code Section 401(a)(17) as determined by the Plan Administrator.
                 WITNESS WHEREOF, Brush Engineered Materials Inc. has caused this Amendment to be executed by its duly authorized officer this 2nd day of February, 2009.

BRUSH ENGINEERED MATERIALS INC.

By:	/s/ Michael C. Hasychak
Name:	Michael C. Hasychak
Title:	Vice President, Treasurer and Secretary